Exhibit 99.1

Royal Gold Announces Closing of Common Stock Offering

DENVER, COLORADO. JUNE 28, 2010: ROYAL GOLD, INC. (NASDAQ:RGLD; TSX:RGL) announced today the closing of its public offering of 5,980,000 shares of common stock, including 780,000 shares of common stock pursuant to the exercise of the underwriters’ over-allotment option.  The public offering was made pursuant to the Company’s shelf registration statement filed with the Securities and Exchange Commission and a shelf prospectus filed with certain Canadian securities regulatory authorities. The offering was priced at $48.50, and proceeds to the Company from the offering, net of commission and expenses, are expected to be approximately $276.4 million.

Royal Gold intends to use the net proceeds from the offering for general corporate purposes, including to repay debt and to fund acquisitions of additional royalty interests.

HSBC Securities (USA) Inc. acted as the global coordinator and as the joint book-runner for the offering with Goldman, Sachs & Co. and Scotia Capital (USA) Inc.  Co-managers for the offering were NBF Securities (USA) Corp., CIBC World Markets Inc., RBC Dominion Securities Inc. and UBS Securities LLC.

Copies of the final prospectus supplement and the base shelf prospectus relating to the offering may be obtained either by contacting any of the following underwriters or by accessing the Securities and Exchange Commission’s website, www.sec.gov:

HSBC Securities (USA) Inc. Attn: Prospectus Dept. 452 Fifth Avenue New York, NY 10018 Phone: 212-525-4116 Toll free: 866-811-8049 Fax: 646-366-3165 Email: ny.equity.syndicate@us.hsbc.com	Goldman, Sachs & Co. Attn: Prospectus Dept. 200 West St. New York, NY 10282-2198 Phone: 212-902-1171 or Toll free: 866-471-2526 Fax: 212-902-9316 Email: Prospectus-ny@ny.email.gs.com	Scotia Capital (USA) Inc. Attn: Equity Capital Markets One Liberty Plaza, 25th Floor New York, NY 10006 Phone: 212-225-6853 Fax: 212-225-6852 Email:james_watts@scotiacapital.com

Copies of the final Canadian MJDS prospectus supplement and the shelf prospectus relating to the offering may be obtained by either contacting the following underwriters or by accessing the System for Electronic Document Analysis and Retrieval (SEDAR) established by the Canadian Securities Administrators:

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HSBC Securities (Canada) Inc. Attn: Equity Capital Markets (Stephanie Pridmore) 70 York Street, 4th Floor Toronto, Ontario M5J 1S9 Canada Phone: 416-868-7761 Fax: 416-868-3060 Email: ecm@hsbc.ca	Goldman, Sachs & Co. Attn: Prospectus Dept. 200 West St. New York, NY 10282-2198 Phone: 212-902-1171 or Toll free: 866-471-2526 Fax: 212-902-9316 Email: Prospectus-ny@ny.email.gs.com

Scotia Capital Inc.
Attn: Equity Capital Markets
(Roxanna Capitao)
40 King Street West, 66th Floor
Toronto, Ontario M5X 2X6
Canada
Phone: 416-863-7617
Fax: 416-863-7420
Email: roxanna_capitao@scotiacapital.com

This news release and the prospectus obtained from the website established by the Canadian Securities Administrators, www.sedar.com, as the case may be, shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement, the prospectus or the Company’s shelf registration statement.   A registration statement relating to the securities has been filed with the Securities and Exchange Commission and became effective upon filing.  A prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission.  A shelf prospectus has been filed with the securities regulatory authorities in certain provinces in Canada and a final prospectus supplement has been filed with such regulatory authorities.

CORPORATE PROFILE

Royal Gold is a precious metals royalty company engaged in the acquisition and management of precious metal royalty interests. The Company owns royalties on 189 properties on six continents, including royalties on 32 producing mines and 24 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD” and on the Toronto Stock Exchange under the symbol “RGL.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karen Gross,

Vice President and Corporate Secretary

(303) 575-6504

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:  With the exception of historical matters, the matters discussed in this press release include forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein.  Such forward-looking statements include statements regarding the use of proceeds from the offering.  Factors that could cause actual results to differ materially from projections or estimates include, among others, precious metals prices, economic and market conditions, and other factors described in the Company’s Annual Report on Form 10-K, and other filings with the Securities and Exchange Commission.  Most of these factors are beyond the Company’s ability to predict or control.  The Company disclaims any obligation to update any forward-looking statement made herein.  Readers are cautioned not to put undue reliance on forward-looking statements.